Exhibit 10.27

SECOND AMENDMENT TO AGREEMENT OF CONTRIBUTION

THIS SECOND AMENDMENT TO AGREEMENT OF CONTRIBUTION (this “Amendment”) is made and entered into as of the 29th day of December, 2005, by and between Columbia-Hyde Group, L.L.C., a New York limited liability company (“Seller”), and Inland American Hyde Park Member, L.L.C., a Delaware limited liability company (“Buyer”).

W I T N E S S E T H:

WHEREAS, Seller and Buyer entered into that certain Agreement of Contribution dated as of this 28th day of November, 2005, as previously amended (the “Agreement”), with regard to certain improved real property commonly known as Stop & Shop Plaza, located in Hyde Park, Dutchess County, State of New York.

WHEREAS, Buyer and Seller have mutually agreed to amend certain provisions of the Agreement.

NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller agree as follows:

1.               Section 2.1(b) of the Agreement is modified to provide that the Due Diligence Period is extended through 5:00 P.M. Eastern Standard Time on January 6, 2006.

2.               Section 3.1 of the Agreement is modified to provide that the Closing Date is extended through 5:00 P.M. Eastern Standard Time on January 6, 2006.

3.               This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one Amendment. Each person executing this Amendment represents that such person has full authority and legal power to do so and bind the party on whose behalf he or she has executed this Amendment. Any counterpart to this Amendment may be executed and transmitted either by facsimile or scanned (pdf) copy and shall be binding on the parties.

4.               The remaining terms and conditions of the Agreement remain unmodified and in full force and effect.

(Signatures on following page)

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SELLER:
COLUMBIA-HYDE GROUP, L.L.C.,
a New York limited liability company

By: BVS Hyde, LLC

By:	/s/ Aaron E. Rosakowski
Name:	Aaron E. Rosakowski
Managing Member

BUYER: Inland American Hyde Park Member, L.L.C., a Delaware limited liability company

By: Inland American Hyde Park Member II, L.L.C., a Delaware limited liability company Its: Managing Member

By: Inland American Real Estate Trust, Inc., a Maryland corporation Its: Sole Member

	By:	/s/ G. Joseph Cosenza

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FIRST AMENDMENT TO AGREEMENT OF CONTRIBUTION

THIS FIRST AMENDMENT TO AGREEMENT OF CONTRIBUTION (this “Amendment”) is made and entered into as of the 13 day of December, 2005, by and between Columbia-Hyde Group, L.L.C., a New York limited liability company (“Seller”), and Inland American Hyde Park Member, L.L.C., a Delaware limited liability company (“Buyer”).

W I T N E S S E T H:

WHEREAS, Seller and Buyer entered into that certain Agreement of Contribution dated as of this 28th day of November, 2005 (the “Agreement”), with regard to certain improved real property commonly known as Stop & Shop Plaza, located in Hyde Park, Dutchess County, State of New York.

WHEREAS, Buyer and Seller have mutually agreed to amend certain provisions of the Agreement.

NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller agree as follows:

1.               Section 2.1(b) of the Agreement is modified to provide that the Due Diligence Period is extended through 5:00 P.M. Eastern Standard Time on December 30, 2005.

2.               Section 3.1 of the Agreement is modified to provide that the Closing Date is extended through 5:00 P.M. Eastern Standard Time on December 30, 2005.

3.               This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one Amendment. Each person executing this Amendment represents that such person has full authority and legal power to do so and bind the party on whose behalf he or she has executed this Amendment. Any counterpart to this Amendment may be executed and transmitted either by facsimile or scanned (pdf) copy and shall be binding on the parties.

4.               The remaining terms and conditions of the Agreement remain unmodified and in full force and effect.

(Signatures on following page)

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SELLER:
COLUMBIA-HYDE GROUP, L.L.C.,
a New York limited liability company

By: BVS Hyde, LLC

By:	/s/ Arthur W. Hooper, Jr.
Name:	Arthur W. Hooper, Jr.
Managing Member

BUYER: Inland American Hyde Park Member, L.L.C., a Delaware limited liability company

By: Inland American Hyde Park Member II, L.L.C., a Delaware limited liability company Its: Managing Member

By: Inland American Real Estate Trust, Inc., a Maryland corporation Its: Sole Member

	By:	/s/ G. Joseph Cosenza

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AGREEMENT OF CONTRIBUTION

BY AND BETWEEN

COLUMBIA-HYDE GROUP, L.L.C.

and

INLAND AMERICAN HYDE PARK MEMBER, L.L.C.

DATED AS OF November 28, 2005

i

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AGREEMENT OF CONTRIBUTION

THIS AGREEMENT OF CONTRIBUTION (hereinafter referred to as the “Agreement”) dated as of this 28th day of November, 2005, between Columbia-Hyde Group, L.L.C., a New York limited liability company, having an address at c/o Columbia Holdings, LLC, 1720 Post Road, Fairfield, CT 06824 (referred to as “Columbia”), and Inland American Hyde Park Member, L.L.C., a Delaware limited liability company, having an address at 2901 Butterfield Road, Oak Brook, Illinois 60523 (hereinafter referred to as “Inland”).

WITNESSETH:

WHEREAS, Columbia is the owner of certain real property containing approximately 15.00 acres of land known as Hyde Park Stop & Shop and located in Dutchess County, state of New York (hereinafter referred to as the “Real Property”).

WHEREAS, Columbia desires to sell to Inland and Inland desires to purchase from Columbia the Property subject to the terms and conditions hereinafter provided; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties intending to be legally bound, hereby agree as follows:

ARTICLE 1

Contribution

1.1           Covenant to Contribute. Columbia, through the formation of Inland American Hyde Park, L.L.C. (the “JV”), shall contribute and convey to Inland, and Inland shall accept from Columbia, the following (collectively, the “Property”):

(a)                               the Real Property owned by Columbia, together with all of the tenements, hereditaments and appurtenances appertaining thereto, including any estate, right, title, interest, property, claim and demand of Columbia in and to all streets, alleys, rights-of-way, sidewalks, easements, and utility lines or agreements (hereinafter collectively referred to the “Land”);

(b)                              all improvements, buildings and structures owned by Columbia situate on the Land, including the shopping center and other facilities located thereon, and any apparatus, equipment, appliances and fixtures incorporated therein and used in connection with the operation and occupancy thereof, to the extent owned by Columbia (hereinafter collectively referred to as the “Improvements”);

(c)                               all right, title and interest of Columbia in and to the leases and other occupancy agreements with the tenants set forth on Exhibit “B” attached hereto covering all or any portion of the Real Property or the Improvements to the extent they are in effect on the Closing Date (as such term is defined in Section 3.1 hereof) (hereinafter collectively referred to as the “Leases”), together with all current rents and other sums due thereunder (hereinafter referred to as the “Rents”);

(d)                            the non-exclusive right to use all of Columbia’s architectural and engineering plans, specifications and drawings, soil studies, land surveys, environmental studies and reports, hazardous waste studies and reports, market reports and surveys which are in the possession of the Columbia (if any) which relate to the Property (hereinafter collectively referred to as the “Plans”);

(e)                             all utility, service, equipment, maintenance and other contracts relating to the ownership, maintenance or use of the Property, as approved during the Due Diligence Period (as hereinafter defined) by Inland (hereinafter collectively referred to as the “Property Contracts”);

(f)                               to the extent assignable, all permits, approvals and licenses issued by any federal, state or local governmental authority or agency pertaining to the ownership, operation, maintenance or use of the Land, including, without limitation, zoning, site plan and subdivision approvals and developers’ agreements (hereinafter collectively referred to as the “Permits”);

(g)                            all books, records and operating reports in Columbia’s possession, which are necessary to ensure continuity of operation of the Property (hereinafter collectively referred to as the “Records”);

(h)           all right, title and interest, if any, of Columbia in and to the name of under which the Property is currently being operated; and

(i)            all warranties and/or guaranties for materials and workmanship benefiting the Purchaser, to the extent assignable by their terms (hereinafter collectively referred to as the “Warranties”).

1.2                               Contribution Value; Escrow Agent.

(a)                              Columbia is to contribute and Inland is to accept all of the Property for the aggregate Contribution Value of Thirteen Million and no/100 ($13,000,000.00) Dollars (hereinafter referred to as the “Contribution Value”). The Purchase Price is subject to adjustment in accordance with the calculation described in subsection 1.2(g), hereof.

(b)                             Upon the execution and delivery of this Agreement by Columbia and Inland, Inland shall deposit with Chicago Title Insurance Company, 171 N. Clark Street, Chicago, IL 60601, the sum of Four Hundred and 00/100 ($400,000.00) DOLLARS (hereinafter referred to as the “Good Faith Deposit”). This Agreement shall not be deemed to be effective and binding upon the parties hereto unless and until the Good Faith Deposit is so delivered. If the Good Faith Deposit is not paid within two business days following complete execution of this Agreement by all parties, this Agreement shall be null and void and no party shall be bound by the terms hereof. The

Escrow Agent shall hold the Good Faith Deposit in an interest-bearing trust account maintained by the Escrow Agent at Chicago Title Insurance Company, Chicago Office (hereinafter referred to as the “Deposit Escrow Account”), in accordance with the terms and conditions of this Agreement. The term “Deposit” shall mean and refer to the Good Faith Deposit plus all accrued interest in the Deposit Escrow Account. The Deposit shall be distributed in accordance with the terms of this Agreement.

(c)                                 Intentionally deleted.

(d)                                (i)                                         The duties of the Escrow Agent are limited to those specifically provided for herein and are purely ministerial in nature. Escrow Agent shall incur no liability hereunder or otherwise except for its own gross negligence or willful misconduct, and Columbia and Inland hereby release Escrow Agent from any liability (other than as excepted herein) for any action taken by it hereunder or for any failure or refusal to act hereunder or for any other matter. Unless Escrow Agent shall have been guilty of gross negligence or willful misconduct, Columbia and Inland, jointly and severally, agree to indemnify and hold harmless Escrow Agent from and against any liability incurred by it as a result of its acting as escrow Agent hereunder. Notwithstanding the immediately preceding sentence, however, Inland shall be solely responsible for the payment of all fees and other compensation charged by the Escrow Agent for acting as such hereunder, including the reimbursement of any costs and expenses incurred by the Escrow Agent in connection with its acting as Escrow Agent hereunder.

(ii)                             Escrow Agent shall not be bound in any way or by any agreement or contract between Columbia or Inland, whether or not it has knowledge thereof, and Escrow Agent’s only duties and responsibilities shall be to hold the Deposit as escrow agent and to dispose of the Deposit in accordance with the terms of this Agreement. Without limiting the generality of the foregoing, Escrow Agent shall, in the absence of its gross negligence or willful misconduct, have no responsibility to protect the Deposit and shall not be responsible for any failure to demand, collect or enforce any obligation with respect to the Deposit or for any diminution in value of the Deposit for any cause. Escrow Agent may, at the expense of Columbia and Inland, consult with counsel and accountants in connection with its duties under this Agreement and Escrow Agent shall be fully protected in any act taken, suffered or permitted by it in good faith in accordance with the advice of such counsel and accountants. Escrow Agent shall not be obligated to take any action hereunder which may, in its reasonable judgment, involve it in any liability unless Escrow Agent shall have been furnished with reasonable indemnity satisfactory in amount, form and substance to Escrow Agent.

(iii)                          Escrow Agent is acting as a stakeholder only with respect to the Deposit. If there is any dispute as to whether Escrow Agent is obligated to disburse the Deposit or as to whom the Deposit is to be delivered, Escrow Agent shall not make any delivery, but in such event Escrow Agent shall hold the Deposit until receipt by Escrow Agent of any authorization in writing, signed by all parties having an interest in such dispute, directing the disposition of the Deposit. In the absence of such authorization Escrow Agent shall hold the Deposit until the final determination of the rights of the parties in any appropriate proceeding. Escrow Agent shall have no responsibility to determine the authenticity or validity of any notice, in accordance with any written notice, direction or instruction given to it under this Agreement and believed by it to be authentic. If such written authorization is not given, or proceedings for such determination are not begun, within thirty (30) days after the dispute arises, Escrow Agent may, but is not required to, bring an appropriate action or proceeding for leave to deposit the Deposit with a court of the State of New York. Pending such determination Escrow Agent shall be reimbursed for all costs and expenses of such action or proceeding, including, without limitation, attorneys’ fees and disbursements by the party determined not to be entitled to the Deposit. Upon making delivery of the Deposit in the manner provided in this Agreement, Escrow Agent shall have no further liability hereunder. In no event shall Escrow Agent be under any duty to institute, defend or participate in any proceeding which may arise between Columbia and Inland in connection with the Deposit.

(iv)                         Escrow Agent or any successor Escrow Agent may resign at any time by giving fifteen (15) days’ prior notice of resignation to the other parties hereto, such resignation to be effective on the date specified in such notice. In case the office of Escrow Agent shall become vacant for any reason, Columbia may appoint a title company, bank or trust company that is reasonably acceptable to Inland as successor Escrow Agent to the retiring Escrow Agent, whereupon such successor Escrow Agent shall succeed to all rights and obligations of the retiring Escrow Agent as if originally named hereunder, and the retiring Escrow Agent shall duly transfer and deliver to such successor Escrow Agent the funds and records, including without limitation the Deposit, held by the retiring Escrow Agent hereunder.

(e)                                  Escrow Agent shall execute this Agreement solely for the purpose of being bound by the provisions of Sections 1.2(b) and (d) hereof and to acknowledge its receipt of the Good Faith Deposit.

(f)                                    At Closing, Columbia shall receive the Contribution Value either: (i) in cash, (ii) in operating units (the “Operating Units”) in a so-called “down REIT” Delaware limited liability company (the “DR LLC”), which operating units shall be valued at $10.00 per unit; or (iii) a combination of (i) and (ii) as directed by Columbia. Attached hereto as Exhibit K and made a part hereof is the form of DR LLC operating agreement (the “DR LLC OA”). The parties hereto agree to execute the DR LLC OA at or prior to the date of Closing.

(g)                                 The Purchase Price shall be subject to increase between the date hereof and the date of Closing (and not after Closing) based upon a change in the 5-year Treasury yield (together with the lender spread of 100 basis points) from the date hereof through the date of calculation (not beyond the Closing Date). If at the time of Closing the 5-year Treasury yield (together with the lender spread of 100 basis points) is less than 5.10%, the Purchase Price shall increase ONE HUNDRED NINETEEN THOUSAND AND NO/100 DOLLARS ($119,000.00) for every 10 basis points the 5-year Treasury yield (together with the lender spread of 100 basis points) is under 5.10%.

ARTICLE 2

Title and Condition of Property; Financing

2.1                               State of Title.

(a)                            Title shall be conveyed to Inland at Closing in fee simple by New York form bargain and sale deed (or its local equivalent) with covenants against grantor’s acts and shall be insurable at regular rates free and clear of any and all liens, claims, encumbrances, mortgages, deeds of trust and security interests (except for the lien of real estate taxes not yet due and payable), but subject to all Permitted Exceptions (as such term is defined in Section 2.1(c) hereof).

(b)                            Inland, the cost and expense thereof to be paid by Columbia and Inland in equal shares, shall obtain a preliminary title search (hereinafter referred to as the “Title Commitment”) from Chicago Title Insurance Company (acting through Ticor Title Insurance Company (its affiliate) (in such capacity, hereinafter referred to as the “Title Company”), pursuant to which the Title Company has committed to insure (upon the payment of a requisite premium at regular rates) that Inland shall own good and indefeasible fee simple title to the Property as described in Section 2.1(a) of this Agreement. Inland shall forward a complete copy of the Title Commitment to Columbia within five (5) business days after Inland’s receipt of same. Inland shall have until 5 p.m. on December 14, 2005 (hereinafter referred to as the “Due Diligence Period”) within which to object, by written notice to Columbia, to any exceptions to title set forth in the Title Commitment. Columbia, at the cost and expense of Columbia and Inland in equal shares, shall cause a reputable surveyor licensed in the state of New York, to prepare and deliver an ALTA as-built survey of the Property (to specifications approved by Inland) (the “Survey”) to Inland and Columbia and the Title Company no later than 2-business days prior to the expiration of the Due Diligence Period. Inland shall have until 5:00 p.m. on the last day of the Due Diligence Period within which to notify Columbia in writing that Inland objects to any state of facts as shown on any Survey, which written notice must be given contemporaneously with any written notice given as to exceptions to title referred to above. If Inland notifies Columbia in writing that Inland objects to any exceptions to title and/or to any state of facts in the Survey (hereinafter referred to as a “Title Objection Notice”), Columbia shall have ten (10) business days after receipt of such notification to notify Inland (i) that Columbia will remove the Title Objection Notice exceptions from title or, if applicable, remove the matters as shown on the Survey on or before the Closing or (ii) that Columbia elects not to cause such exceptions or matters to be removed. If Columbia fails to notify Inland within such ten (10) business days, Columbia shall be deemed to have given notice under clause (ii) above. If Columbia gives (or is deemed to have given) Inland notice under clause (ii) above, Inland shall have five (5) business days from the date of receipt of such notice (or in a case where Columbia gives no such notice, from the last date on which such notice could have been given) in which to notify Columbia and the Escrow Agent (x) that Inland will nevertheless proceed with the transactions contemplated by this Agreement and take title to the Property subject to such exceptions and such matters without reduction of the Contribution Value or (y) that Inland will terminate this Agreement. If Inland does not provide any notice contemplated by the immediately preceding sentence, Inland shall be deemed to have elected to take title to the Property pursuant to clause (x) above. If this Agreement is terminated pursuant to the provisions of Section 2.1(b)(y), (i) this Agreement shall terminate and be of no further force and effect, (ii) no party hereto shall have any further rights or obligations hereunder (except for representations, warranties and/or any indemnity obligations of any party pursuant to the provisions of this Agreement which expressly survive termination of this Agreement), and (iii) the Escrow Agent shall immediately return the Deposit to Inland.

(c)                                  The term “Permitted Exceptions” as used herein shall mean (i) the lien of real estate taxes, assessments and water and sewer charges not yet due and payable, (ii) all matters set forth in the Title Commitment and approved by Inland or deemed approved by Inland as provided hereinabove, provided, however, matters set forth in the Title Commitment for which the Standards of Title of the New York Bar Association recommend no curative action be taken shall be deemed approved (iii) intentionally deleted, (iv) all existing building, zoning and other city, state, county or federal laws, codes and regulations affecting the Property, (v) any existing general utility easements serving the Property (provided that such easements do not subject any owner of such Property to obligations other than are usual and customary in similar easements and provided further that no Improvements (other than parking areas and access aisles) are constructed on such easements), (vi) such state of facts as would be shown by accurate survey of the Property, (vii) the Leases, and (viii) any title exception created directly by any act or omission of Inland or its representatives, agents, employees or invitees.

(d)                                 Columbia’s obligation to convey title to the Property is solely as set forth in Section 2.1(a) hereof. To the extent that Inland may elect, at its option, to request the Title Company to issue endorsements to the most current form of ALTA owner’s title insurance policy as currently and customarily used in the state of New York, the issuance of such endorsements shall be shared equally by Inland and Columbia, and (to the extent that Inland has not terminated this Agreement during the Due Diligence Period in accordance with the terms of Section 2.4 hereof) the issuance of any such endorsements shall not be a pre-condition to Inland’s obligation to consummate the transactions contemplated by this Agreement.

2.2                               Investigations; No Reliance on Documents; As-Is Sale.

(a)                                  Except as expressly set forth in this Agreement, neither Columbia nor Inland makes any representations or warranties as to the truth, accuracy or completeness of any materials, data or information delivered by such party or its brokers or agents to the other party in connection with the transaction contemplated hereby Columbia and Inland acknowledge and agree that all materials, data and information delivered by the other party in connection with the transactions contemplated hereby are provided to the other party as a convenience only and that any reliance on or use of such materials, data or information shall be at the sole risk of the party receiving such materials, data or information from the other party, except as otherwise expressly stated herein. Neither Columbia, nor any affiliate of Columbia, nor the persons or entities which prepared any report or reports (unless Inland has obtained reliance letters from any such persons or entities or has established legal privity with such persons or entities by some other means) delivered by Columbia to Inland, shall have any liability to Inland for any inaccuracy in or omission from any such reports.

(b)                                 Except as expressly set forth in this Agreement and in any documents delivered by Columbia at the Closing, it is understood and agreed that Columbia is not making and has not at any time made any warranties or representations of any kind or character, express or implied, with respect to the Property, including, but not limited to, any warranties or representations as to habitability, merchantability or fitness for a particular purpose, or as to the state of title, physical condition, environmental condition and/or zoning of the Property.

INLAND ACKNOWLEDGES AND AGREES THAT UPON CLOSING COLUMBIA SHALL CONTRIBUTE AND CONVEY OR ASSIGN TO INLAND AND INLAND SHALL ACCEPT THE Property “AS IS, WHERE IS, WITH ALL FAULTS” AND WITH ALL LATENT OR PATENT DEFECTS, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT OR THE DOCUMENTS EXECUTED AND DELIVERED BY COLUMBIA AT THE CLOSING. INLAND HAS NOT RELIED AND WILL NOT RELY ON, AND COLUMBIA IS NOT LIABLE FOR OR BOUND BY ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO ANY PROPERTY OR RELATING THERETO MADE OR FURNISHED BY COLUMBIA, OR ANY REAL ESTATE BROKER OR AGENT PURPORTING TO REPRESENT COLUMBIA, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR DOCUMENTS EXECUTED AND DELIVERED BY COLUMBIA AT THE CLOSING. INLAND ALSO ACKNOWLEDGES THAT THE CONTRIBUTION VALUE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTY IS BEING SOLD “AS IS, WHERE IS, WITH ALL FAULTS.” IN ADDITION, COLUMBIA WILL HAVE NO OBLIGATION TO PROVIDE ANY REPAIRS, ALTERATIONS OR IMPROVEMENTS TO THE PROPERTY AS A CONDITION PRECEDENT TO INLAND’S OBLIGATION TO CLOSE TITLE. IN FURTHERANCE OF THE FOREGOING AND NOT IN LIMITATION THEREOF, INLAND SPECIFICALLY ACKNOWLEDGES AND AGREES THAT EXCEPT AS SPECIFICALLY SET FORTH HEREIN TO THE CONTRARY, INLAND IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, FROM COLUMBIA OR ANY PARTNER, MEMBER, MANAGER, SHAREHOLDER, OFFICER OR DIRECTOR OF COLUMBIA OR FROM ANY EMPLOYEE, ATTORNEY, AGENT OR REPRESENTATIVE OF COLUMBIA AS TO ANY MATTER CONCERNING ANY PROPERTY OR ANY MATERIALS PROVIDED BY THE COLUMBIA PURSUANT TO SECTION 2.3 HEREOF, INCLUDING WITHOUT LIMITATION: (i) THE QUALITY, NATURE, HABITABILITY, MERCHANTABILITY, USE, OPERATION, VALUE, MARKETABILITY, ADEQUACY OR PHYSICAL CONDITION OF THE PROPERTY OR ANY ASPECT OR PORTION THEREOF, INCLUDING, WITHOUT

LIMITATION, STRUCTURAL ELEMENTS, FOUNDATIONS, ROOFS, APPURTENANCES, ACCESS, LANDSCAPING, PARKING FACILITIES, ELECTRICAL, MECHANICAL, HVAC, PLUMBING, SEWAGE, UTILITY SYSTEMS, FACILITIES, APPLIANCES, SOILS, GEOLOGY OR GROUNDWATER, (ii) THE DIMENSIONS OR LOT SIZE OF ANY PROPERTY OR THE SQUARE FOOTAGE OF THE IMPROVEMENTS THEREON OR OF ANY TENANT SPACE THEREIN, (iii) THE DEVELOPMENT OR INCOME POTENTIAL, OR DEVELOPMENT OR OTHER RIGHTS OF OR RELATING TO PROPERTY, (iv) PROPERTY’S INSURABILITY, MERCHANTABILITY, FITNESS, SUITABILITY, OR ADEQUACY FOR ANY PARTICULAR PURPOSE, (v) THE ZONING OR OTHER LEGAL STATUS OF PROPERTY OR ANY OTHER PUBLIC OR PRIVATE RESTRICTIONS ON THE USE OF PROPERTY, (vi) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION WITH ANY APPLICABLE CODES, LAWS, REGULATIONS, STATUTES, ORDINANCES, COVENANTS, CONDITIONS OR RESTRICTIONS OF ANY GOVERNMENTAL AUTHORITY OR OF ANY OTHER PERSON OR ENTITY (INCLUDING, WITHOUT LIMITATION, THE AMERICANS WITH DISABILITIES ACT), (viii) THE ABILITY OF INLAND TO OBTAIN ANY GOVERNMENTAL APPROVALS, LICENSES OR PERMITS NECESSARY FOR INLAND’S INTENDED USE OR DEVELOPMENT OF THE PROPERTY, (viii) THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS ON, IN, UNDER, ABOVE OR ABOUT THE PROPERTY OR ANY ADJOINING OR NEIGHBORING PROPERTY, (ix) THE DESIGN, CONSTRUCTION OR THE QUALITY OF ANY LABOR AND MATERIALS USED IN THE CONSTRUCTION OF ANY IMPROVEMENTS, (x) THE CONDITION OF TITLE TO THE PROPERTY, (xi) THE LEASES, CONTRACTS OR ANY OTHER AGREEMENTS AFFECTING THE PROPERTY OR THE INTENTIONS OF ANY PARTY WITH RESPECT TO THE NEGOTIATION AND/OR EXECUTION OF ANY LEASE OR CONTRACT WITH RESPECT TO THE PROPERTY, OR THE APPLICABLE COLUMBIA’S OWNERSHIP, DEVELOPMENT OR OPERATION OF THE PROPERTY OR (xii) THE ECONOMICS OF, OR THE INCOME AND EXPENSES, REVENUE OR EXPENSE PROJECTIONS OR OTHER FINANCIAL MATTERS, RELATING TO THE PROPERTY, OR THE OPERATION THEREOF. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, INLAND AGREES THAT INLAND IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OF COLUMBIA, WHETHER SUCH REPRESENTATION OR WARRANTY IS IMPLIED, PRESUMED OR EXPRESSLY PROVIDED, ARISING BY VIRTUE OF ANY STATUTE OR COMMON LAW. INLAND AGREES THAT COLUMBIA IS UNDER NO DUTY TO MAKE ANY INQUIRY REGARDING ANY MATTER THAT MAY OR MAY NOT BE KNOWN TO ANY COLUMBIA OR TO CONFIRM, INVESTIGATE OR QUESTION THE ADEQUACY OF ANY APPRAISAL, REPORT, ANALYSES OR STUDY OF ANY ASPECT OF THE PROPERTY PREPARED OR OBTAINED BY COLUMBIA.

(c)                                  Inland’s acceptance of Columbia’s deed for the Property in favor of the JV shall be deemed to be full performance by Columbia of, and will discharge Columbia from, all liabilities and obligations under this Agreement, and thereafter Columbia shall have no liability or obligation to Inland or to any subsequent owner of the

Property with respect to the Property, nor any liability or obligation to any other person, firm, corporation or public body with respect to actions or claims which arise on or after the Closing Date with respect to the Property. Upon transfer of the Property, Inland shall be deemed to have accepted and shall be subject to the terms, conditions and other obligations applicable to the owner of, and relating to, the Property which are set forth in any governmental approvals relating to the construction, use or occupancy of the Property, including without limitation, site plan approvals and developer’s agreements, whether or not same shall have been recorded.

(d)                                 Inland, in consideration for the promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, as of Closing does hereby release and forever discharge Columbia from any and all actions, causes of action, suits, controversies, claims and demands whatsoever, in law and in equity, for or on account of injuries claimed to have been received by Inland in connection with the condition of the Property as of the date of Closing, including without limitation the geophysical and environmental condition on, or originating from, the Property. It is expressly understood and agreed by Inland and Columbia that this release specifically applies to any claims made in connection with any possible environmental contamination on, or originating from, the Property, and/or any violation of the Environmental Laws (as such term is hereinafter defined) by the Columbia in connection with the Property. For the purposes of this release, the term “environmental contamination” shall include any type of environmental orders, statutes or regulations applicable to the Property, including without limitation to the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendments and Reauthorization Act, the Federal Clean Water Act, the Spill Compensation and Control Act, the Federal Water Pollution Control Act, the Underground Storage of Hazardous Substances Act, the Resource Conservation and Recovery Act and all other applicable federal, state and/or local environmental acts (hereinafter collectively referred to as the “Environmental Laws”) as the same are currently in force or may be later amended, as well as any other claims, suits or actions arising from or related to the environmental condition of the Property. By accepting title to the Property at Closing, Inland shall be deemed to have agreed that Inland: (i) is satisfied with the environmental conditions of the Property (regardless of whether the Property complies with all Environmental Laws or other laws, orders, statutes or regulations affecting the Property) and that Inland shall have been given the opportunity to determine, to its own satisfaction, that the Property complies with all Environmental Laws or other laws, orders, statutes or regulations affecting the Property; (ii) accepts that Property in an “AS IS” condition without relying on any verbal or written statement or representation relating to the Property that may have been made by the Columbia (except as expressly set forth in this Agreement); and (iii) shall be solely responsible for any environmental contamination on, or originating from, the Property which is not disclosed in the Environmental Assessments to be obtained by Inland pursuant to Section 2.3 hereof or which otherwise occurs after the Closing Date due to the actions or inactions of the Inland, its successors and/or assigns or any third party, and Inland agrees that it will be solely responsible for any such environmental contamination. It is understood and agreed that Columbia does not admit any liability for any environmental contamination, and liability on the part of Columbia is expressly denied.

(e)                                  The provisions of this Section 2.2 shall survive Closing or termination of this Agreement.

2.3                               Due Diligence Period. Inland shall have until 5 p.m. (prevailing New York City, New York time) on the last day of the Due Diligence Period to inspect the Property, to conduct and prepare studies, tests and surveys and to investigate and review any and all matters relating to the Property which Inland shall reasonably deem appropriate, including, without limitation, zoning matters, environmental matters, the Plans, the Property Contracts, the Permits, the Leases, the Records, the Title Commitment and the condition of the Property. In connection with Inland’s review of the Property, Columbia, shall deliver to Inland within five (5) business days after the signing of this Agreement copies of the documents described on the Due Diligence Checklist attached hereto as Exhibit “C” and made a part hereof, including copies (if any) of (i) the most recent tax bills, (ii) the most recent title report and survey of the Property as are available, (iii) each of the Leases and any amendments thereto, (iv) all Property Contracts, (v) all Plans, (vi) all Permits, (vii) all Records, (viii) all Warranties, (ix) all environmental reports and studies relating to the Property and (x) all unrecorded developer’s agreements. All of the foregoing tests, investigations and studies shall be conducted by Inland or its agents at Inland’s sole risk, cost and expense. Prior to any such entry unto the Property, Inland shall afford Columbia not less that one (1) business day’s advance written notice of such inspection. Inland covenants and agrees that none of its tests, investigations or studies shall materially interfere with or disrupt in any manner whatsoever (hereinafter referred to collectively as “Interference”) (x) the operation of any Property or any part thereof by any Columbia or any tenant under any Lease or (y) the conduct of business by any Columbia or any tenant under any Lease. Prior to entry on any Property by Inland, Inland shall deliver to Columbia certificates of insurance (prepared on an insurance certificate form known as an “Accord 27”) from an insurance company or companies reasonably satisfactory to Columbia, naming Columbia and any other party requested by Columbia as additional insureds which certificates shall evidence policies of insurance insuring against claims for bodily injury, death and property damage with confirmed single limit amounts of $1,000,000.00 and aggregate amounts of $2,000,000.00. So long as no Interference results therefrom, Columbia will provide Inland and its agents with access to all structures located on the respective Property to permit Inland to fully conduct its due diligence activities. Inland shall repair and restore any damage caused to the Property as a result of entry by Inland or its agents or representatives. Inland shall defend, indemnify and hold Columbia harmless from and against any and all damages, losses, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and court costs) suffered or incurred by Columbia or any tenant under any Leases with respect to all claims for personal injury, death or for loss or damage to property in connection with Inland’s or its agents’, representatives’, contractors’ or subcontractors’ entry onto the Property and/or performance of such studies, tests and surveys. Inland’s indemnification obligations under this Section 2.3 shall survive the Closing or termination of this Agreement.

2.4                               Inland’s Right to Terminate. Inland shall have until 5:00 p.m. (prevailing New York City, New York time) on the last day of the Due Diligence Period within which to notify Columbia and Escrow Agent in writing (hereinafter referred to as a

“Termination Notice”), of its election to terminate this Agreement in its entirety (but not otherwise), for any reason or for no reason whatsoever. If this Agreement is terminated pursuant to the provisions of this Section 2.4, (i) this Agreement shall terminate and be of no further force and effect, (ii) no party hereto shall have any further rights or obligations hereunder (except for representations, warranties and/or any indemnity obligations of any party pursuant to the provisions of this Agreement which expressly survive termination of this Agreement), and (iii) the Escrow Agent shall immediately return the Deposit to Inland. If Inland shall not deliver an appropriate Termination Notice within the time period set forth herein, Inland shall be deemed to have accepted the results of its due diligence examination of the Property, this Agreement shall remain in full force and effect and Inland shall have no further right to cancel or terminate this Agreement, except as otherwise expressly provided herein. If Inland terminates this Agreement, Inland shall promptly return all due diligence material provided by Columbia.

2.5                               Prepayment of Existing Loans.

Inland hereby acknowledges that the Property is currently subject to that certain mortgage loan generally described on Exhibit “D” attached hereto and made a part hereof (hereinafter collectively referred to as the “Existing Loan”) made by the Lender (hereinafter referred as the “Existing Lender”) identified on Exhibit “D” hereto. Inland and Columbia hereby acknowledge and agree that Inland is not assuming the obligations of the Columbia under the Existing Loan, and that all principal and accrued and unpaid interest under the Existing Loan shall be prepaid out of the proceeds of the Closing of the transactions contemplated hereby. Columbia agrees to cooperate with inland in its attempt to cause the Existing Lender to assign the recorded mortgage documents to Inland’s lender.

ARTICLE 3

The Closing

3.1                            Time and Place. Consummation of the transactions contemplated hereby (hereinafter referred to as the “Closing”) shall take place using the services of Chicago Title Insurance Company (“Chicago Title”), as escrow agent. Columbia and Inland shall deliver all of their respective closing documents in escrow to Chicago with instructions on the distribution of the documents at such time as Chicago Title has wired to Columbia the net funds due Columbia in accordance with the closing statement agreed upon between the parties. The Closing shall take place on December 15, 2005 (hereinafter referred to as the “Closing Date”). Columbia agrees to reasonably cooperate with Inland in its attempt to take an assignment of the existing loan documents encumbering the Property.

3.2                            Closing. At the Closing (or such earlier date as set forth herein), Columbia and Inland shall take such actions and deliver such agreements and other instruments and documents necessary or appropriate to effect the transactions contemplated by this Agreement in accordance with the terms hereof, including, without limitation, the following:

(a)         Inland shall deliver to Columbia the portion of the Contribution Value payable pursuant to Section 1.2(c) hereof and the Escrow Agent shall deliver the Deposit to the Columbia.

(b)        Columbia and Inland shall execute and deliver closing statements each in a form reasonably acceptable to Columbia, Inland and their respective counsel.

(c)         Columbia shall convey and transfer to the JV good and insurable title to the Property, subject to the Permitted Exceptions, by executing, acknowledging and delivering the deed to Inland (the “Deed”).

(d)        Columbia and Inland shall execute and deliver assignment and assumption agreements in substantially the form attached hereto as Exhibit “E” and made a part hereof, duly executed and acknowledged by Columbia and the JV and in proper form for recording (if necessary), pursuant to which Columbia will assign to the JV all of Columbia’s rights, title and interest as lessor in and to the respective Leases, and pursuant to which the JV will assume all obligations as lessor under the Leases.  Columbia will simultaneously deliver to Inland an original executed copy of each of the Leases and all guarantees of the Leases and a letter, duly executed by the respective Columbia, in form satisfactory to Inland, addressed to each of the tenants under the Leases advising the tenants of the assignment of the Leases.

(e)          Columbia shall use its commercially reasonable efforts (which for purposes of this Section 3.2(e) shall not require Columbia to incur unreasonable costs) to cause Stop & Shop (as hereinafter defined) to deliver to Inland a written tenant estoppel certificate in the form required under each such Lease, or if no form is specified and if no form is generally used by a tenant in similar transactions, in substantially the form attached hereto as Exhibit “F” and made a part hereof.

(f)            Columbia shall deliver to Inland a rent roll for the Property owned by it containing a schedule of the Rents and other charges and payments due from Stop & Shop dated as of the Closing Date and certified by Columbia as true and correct.

(g)         Columbia shall deliver to Inland an affidavit of title in customary form, duly executed and acknowledged by Columbia.

(h)         Columbia and Inland shall deliver to the Title Company all documents, affidavits and instruments reasonably required by the Title Company and in a form reasonably acceptable to Columbia, Inland, their respective counsel and the Title Company.

(i)             Columbia shall deliver to Inland a limited liability company certificate, satisfactory to the Title Company and Inland, with respect to the authority of Columbia to approve this Agreement and the transactions contemplated hereby.

(j)             Inland shall deliver to Columbia a corporate resolution, satisfactory to the Title Company and Columbia, with respect to the authority of Inland to approve this Agreement and the transactions contemplated hereby.

(k)          Columbia shall deliver to Inland all Plans, Property Contracts, Permits, Records and all other records pertinent to the ownership, operation, maintenance or use of the Property which are in such Columbia’s possession. Columbia and Inland shall execute and deliver an assignment and assumption agreement, pursuant to which Columbia will assign to Inland all of such Columbia’s right, title and interest in the Plans, Property Contracts, Permits and Records, and pursuant to which Inland will assume all obligations with respect thereto.

(l)             Columbia shall deliver to Inland an affidavit stating that such Columbia is not a “foreign person” as that term is defined pursuant to the Foreign Investment in Real Property Tax Act of 1980 (hereinafter referred to as “FIRPTA”).

(m)       Columbia shall execute a notice to Stop & Shop in substantially the form attached hereto as Exhibit “G”, which notices shall be delivered to Inland at Closing for Inland to forward to the respective Tenants.

(n)         The parties shall execute and deliver to each other any other instrument or instruments (i) required to be delivered under any provision of this Agreement and (ii) reasonably requested by the attorney for either party in connection with this transaction.

(o)         To the extent obtained by Inland (with Columbia’s cooperation in accordance with Section 6.2(c) hereof), and to the extent paid for on before Closing by Inland, Columbia shall cause all Warranties to be transferred to the name of the JV.

(p)         To the extent obtained by Columbia in accordance with Section 6.2(c) hereof, estoppel certificates from Stop & Shop (as a tenant) and from any other party to any reciprocal easement or similar agreement affecting the Property (hereinafter referred to as the “REA Estoppels”) in either the form prescribed by any such document or in substantially the same form attached hereto as Exhibit “H.”

(q)         Columbia shall execute and deliver to Inland’s auditors, KPMG, an audit letter in the form attached as Exhibit J, attached hereto and made a part hereof. In the event the audit of Property operations has not been performed by KPMG at or prior to the date of Closing, Columbia agrees to execute and deliver the audit letter at such time as the audit is performed. The terms of this provision shall survive Closing.

(r)            Columbia and Inland shall execute and deliver the DR LLC OA.

(s)          Columbia shall deliver to Inland a waiver by Stop & Shop of its right of first offer.

3.3                                                                           Delivery of Possession. Possession of the Property shall be delivered to Inland at the Closing upon execution and delivery of the Deed (in favor of the JV) free of all tenancies and occupants, except with respect to tenants under the Leases.

ARTICLE 4

Apportionments and Allocation of Expenses

4.1                           Credits and Prorations. Subject to any provision of this Agreement to the contrary, the following items shall be apportioned for the calendar year in which the Closing occurs as of midnight on the calendar day immediately preceding the Closing: (a) all Rents, revenues and other income, if any, from the Property, (b) real estate taxes; (c) water and sewer charges and other utility charges, if any, (d) all security deposits under Leases shall be credited to Inland at Closing, and (e) any other income, expense or other items relating to the Property which is customarily prorated between a purchaser and a Columbia of real property in the counties in which the Property is located.

4.2                           Other Adjustments.

(a)       Notwithstanding anything contained in Section 4.1 hereof, any taxes paid at or prior to Closing shall be prorated based upon the amounts actually paid. If taxes and assessments due and payable during the year of Closing have not been paid before Closing, Columbia shall be charged at Closing an amount equal to that portion of such taxes and assessments, plus interest and penalties, if any, which relate to the period before Closing and Inland shall pay the taxes and assessments prior to their becoming delinquent. Any such apportionment made with respect to a tax year for which the tax rate or assessed valuation, or both, have not yet been fixed shall be based upon the tax rate and/or assessed valuation last fixed. To the extent that the actual taxes and assessments for the current year differ from the amount apportioned at Closing, the parties shall make all necessary adjustments by appropriate payments between themselves within thirty (30) days after such amounts are determined following Closing, subject to the provisions of Section 4.2(b) of this Agreement.

(b)           Except as otherwise provided herein, any expense amount which cannot be ascertained with certainty as of Closing (and for which Inland and Columbia are unable to adjust and/or allocate at or prior to Closing) shall be prorated on the basis of the parties’ reasonable estimates of such amount, and shall be the subject of a final proration ninety (90) days after Closing, or as soon thereafter as the precise amounts can be ascertained. Inland shall promptly notify Columbia when it becomes aware that any such estimated amount has been ascertained. Once all revenue and expense amounts have been ascertained, Inland shall prepare, and certify as correct, a final proration statement which shall be subject to Columbia approval. Upon the acceptance and approval by Columbia of any final proration statement submitted by Inland, such statement shall be conclusively deemed to be accurate and final.

(c)            All rents, including without limitation all basic rent, additional rent, CAM charges, tenant real estate tax reimbursements and all amounts due and payable to the landlord under the Leases (hereinafter collectively referred to as “Rents”), shall be prorated and adjusted as of the Closing Date based upon the number of days in the month in which the Closing occurs. In furtherance of the foregoing, and in furtherance of the desire of Inland and Columbia to negotiate appropriate credits for all tenant matters,

Columbia shall prepare all CAM reconciliations for calendar year 2005 prior to the end of the Due Diligence Period, and shall deliver copies thereof to Inland. Based upon (i) the overpayments and underpayments shown on the CAM reconciliations (ii) the delinquency, if any, at such time in the payment of Rent by any Tenants and (iii) the existence, if any, of any unpaid tenant improvements or leasing commissions or any unexpired free rent periods (hereinafter collectively referred to as “Tenant Concessions”) Inland and Columbia shall negotiate in good faith with each other appropriate credits to one another to be allocated at Closing in connection with the Leases. Such good faith negotiations shall include negotiations with respect to Rents which remain unpaid on and as of the anticipated Closing Date, as well as allocation of responsibility for the economic effect of the payment or realization of Tenant Concessions, it being the intent of the Inland and Columbia to negotiate fair and equitable credits such that (i) Columbia will have no claims against Tenants following Closing for past due Rent, CAM payments, other additional rent and Tenant Concessions, (ii) Columbia will owe no additional payments to Inland in respect of Rent, CAM payments, other additional rent and Tenant Concessions, and (iii) Inland will owe no additional payments to Columbia in respect thereof.

(d)           All common area expenses, maintenance, taxes other than real estate taxes (such as rental taxes), other expenses incurred in operating the Property, and any other costs incurred in the ordinary course of business or in the management and operation of the Properly, shall be prorated on the basis of the actual number of days elapsed (monthly or annually, as applicable). Subject to the negotiations referred to in Section 4.2(c) hereof, Columbia shall pay all such expenses that accrue prior to Closing and Inland shall pay all such expenses accruing as of the Closing Date and thereafter. Columbia and Inland shall obtain billings and meter readings as of the Closing Date to aid in such prorations, to the extent available or necessary.

(e)            Inland shall be entitled to a credit in the amount of the tenant security deposits set forth on Schedule 4.2(e) attached hereto.

(f)              Subject to the final sentence of Section 4.2(b) hereof, the provisions of this Section 4.2 shall survive Closing.

4.3                               Transaction and Closing Costs.

(a)            Columbia and Inland shall execute such returns, questionnaires and other documents as shall be required with regard to all applicable real property transaction taxes imposed by applicable federal, state or local law or ordinance.

(b)           Columbia shall pay the fees of counsel representing Columbia in connection with this transaction. In addition, Columbia shall also pay the following costs and expenses:

(i) any realty transfer tax, sales tax, documentary stamp tax or similar tax which becomes payable by reason of the transfer of the Property;

(ii) the fees for any consultants which have been hired or retained by Columbia in connection with the transactions contemplated by this Agreement;

(iii) 50% of all survey and title charges;

(c)            Inland shall pay the fees of counsel representing Inland in connection with this transaction, if any. In addition, Inland shall also pay the following costs and expenses:

(i) 50% of all survey and title charges;

(ii) the cost of appraisals, Environmental Assessments of the Property prepared on Inland’s behalf or at Inland’s direction;

(iii) the fees for recording the Deed and any other recordable Transfer Documents;

(iv) except as set forth in Section 9.1 hereof, the fees for any other brokers or consultants which have been hired or retained by Inland in connection with the transaction contemplated by this Agreement;

(v) the fees and expenses of the Escrow Agent, as set forth in Section 1.2(d)(i) hereof; and

(vi) all costs of obtaining Inland financing, if any, and mortgage recording fees and taxes in connection therewith, and all costs associated with the assignment of the existing recorded loan documents to Inland’s lender.

(d)           All costs and expenses incident to the transaction contemplated hereby and the closing thereof, and not specifically described above, shall be paid by the party incurring same.

(e)            The provisions of this Section 4.3 shall survive the Closing or termination of this Agreement.

ARTICLE 5

Representations and Warranties

5.1                               Columbia Representations and Warranties. Columbia, hereby makes the following representations and warranties to Inland as of the date of this Agreement, which representations and warranties shall be true and correct as of the Closing Date as a condition to Inland’s obligation to close hereunder:

(a)                                  Columbia is a limited liability company duly organized, validly existing and in good standing under the laws of its state of formation. Columbia has all requisite power and authority to own and operate its Property and carry on its business with respect to such Property as now being conducted. Columbia has the requisite power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. Neither the execution, delivery and performance by Columbia of this Agreement, nor the consummation of the transactions contemplated hereby or thereby will violate or conflict with any provision of the articles of organization or operating agreement of Columbia.

(b)                             Columbia is not a “foreign person” as such term is defined pursuant to FIRPTA.

(c)                              The execution, delivery and performance by Columbia of this Agreement, and the consummation of the transactions contemplated hereby and thereby, will not violate any provision of Columbia’s organization documents.

(d)                             That certain Amendment and Restatement of Lease dated as of September 28, 2000, entered into by and between Columbia Hyde Group, L.L.C., a New York limited liability company (as landlord) and The Stop & Shop Supermarket Company, a Delaware corporation (“Stop & Shop”) for its primary demised premises existing as of the date hereof (the “Stop & Shop Lease”) is the only lease and tenancy in effect with respect to the Property and no individuals or entities occupy the Property or any portion thereof except pursuant to the Leases. The copies of the Leases previously delivered or to be delivered to Inland are or will be true, correct and complete copies of all the Leases and any amendments thereto. Except as disclosed herein or in the Leases, copies of which shall be reviewed by Inland during the Due Diligence Period, no Lease provides the tenant thereunder with a right of first refusal to purchase its demised premises or any of the Property.

(e)                              Columbia has not received any written notice from a tenant under any Lease of such tenant’s intention to vacate or abandon its demised premises prior to the end of the term of its Lease. Columbia shall promptly provide Inland with a copy of any written notice of default under any Lease given or received between the date hereof and the date of the Closing.

(f)                                    Columbia has not received any written notice from any tenant under any Lease which claim any default by Landlord thereunder. Columbia shall promptly provide Inland with a copy of any written notice of default under any Lease given or received between the date hereof and the date of the Closing.

(g)                                 Except as otherwise disclosed to Inland, Columbia has not received any written notice of any violations of any federal, state or municipal zoning, fire, environmental, building or other laws, codes, statutes, ordinances, orders, regulations or requirements affecting the Property owned by it, the terms of which have not been complied with, and Columbia will promptly notify Inland of the receipt of any written notice of any such violations received by such Columbia between the date hereof and the date of the Closing.

(h)                                 There are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships or voluntary or involuntary proceedings in bankruptcy or actions pursuant to any other debtor relief laws contemplated by any Columbia or pending against such Columbia and regarding the Property owned by it.

(i)                                     No tenant is entitled to any rent concessions or “free rent” under the terms of any of the Leases, all tenant improvement allowances due under any of the Leases have either been paid, or if not yet due and payable, will be escrowed by Columbia from the net funds due Columbia at the Closing, with Chicago Title.

(j)                                     Schedule 5.1(j) sets forth any unpaid leasing commissions and the amount hereof. All leasing commissions for which a lien could be filed shall be paid on or before the Closing Date

5.2                               Inland’s Representations and Warranties. Inland hereby makes the following representations and warranties to Columbia as of the date of this Agreement, which representations and warranties shall be true and correct as of the Closing Date as a condition to Columbia’s obligation to close hereunder.

(a)         Inland is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. Inland has the requisite power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Inland of the transactions contemplated hereby and thereby have been duly authorized by Inland and no consents of any third parties are necessary for Inland’s execution, delivery and performance of this Agreement and the transactions contemplated hereby and thereby. Neither the execution, delivery and performance by Inland of this Agreement, nor the consummation of the transactions contemplated hereby or thereby will violate or conflict with any provision of the documents and instruments under which Inland is constituted.

(b)                               No action or other proceeding whatsoever is now pending or, to the best knowledge of Inland, threatened against Inland or any shareholders, partners, members or owners, as the case may be, of the foregoing which calls into question or seeks to set aside or enjoin any of the approvals or authorizations of the transactions contemplated by this Agreement, or the performance of Inland’s obligations hereunder, or which will or may otherwise impede the Closing.

(c)                                Inland has all funds available to it which are sufficient to consummate the transaction contemplated by this Agreement.

(d)                               Inland fully understands the nature and significance of the transactions provided for in this Agreement and the limitations provided in Section 2.2 hereof and elsewhere herein. Inland is satisfied with the amount being paid by it for the Property, as set forth herein, based and in sole reliance upon its own valuation of the Property and its review and analysis of the rent roll for each Property, reports of physical inspections (including without limitation, environmental inspections), business, operations, condition and prospects for the Property.

5.3                            Changed Circumstances. Columbia and Inland shall promptly notify the other in writing, if, after the execution of this Agreement and prior to the Closing, any event occurs or condition exists which renders any of the foregoing representations and warranties made by it materially untrue or misleading.  All of the foregoing representations and warranties, respectively, shall be deemed made by Columbia, respectively, and Inland on the date of this Agreement and at the time of the Closing.

5.4                            Survival of Representations and Warranties; Limitation on Columbia’s Liability. Unless otherwise set forth in this Agreement, the representations and warranties of Columbia and Inland, respectively, as set forth in this Article 5 and elsewhere in this Agreement and in any other agreements, affidavits, estoppels, instruments or other documents executed by any of the Columbia in connection with the transactions contemplated hereby (hereinafter collectively referred to as the “Closing Documents”) shall survive Closing for six (6) months. In the event that the Closing of the transactions contemplated herein occurs, and to the extent that, thereafter, Inland incurs any actual costs or losses during the six (6) month period referred to above as a result of any incorrect representations or warranties made by Columbia hereunder or under the Closing Documents which exceed $25,000.00, Columbia shall reimburse Inland for such claims, costs and expenses within fifteen (15) days after delivery by Inland to Columbia of reasonable evidence of the payment of such claims, costs and expenses. No claims based upon any incorrect representation or warranties may be brought by Inland to the extent that the costs or losses actually incurred by Inland do not individually or collectively exceed the Minimum Threshold, and no such claims may be brought at any time following the six-month anniversary of the Closing. In addition, to the extent that Inland actually knows at or prior to Closing that any of Columbia’s representations or warranties are inaccurate, untrue or incorrect in any way, such representations and warranties shall be deemed modified to reflect Inland’s knowledge. Without limitation, Columbia shall not have any liability in connection with this Agreement by reason of any inaccuracy of a representation or warranty if and to the extent that such inaccuracy has been identified by Columbia by notice to Inland or otherwise is actually known by Inland at the time of Closing (whether matters contradicting any representation or warranty is contained in any Exhibit or Schedule to this Agreement, whether such matters are contained in any materials delivered to Inland by or on behalf of Columbia, or whether such matters are contained in any study, test, analysis or report prepared by or for the benefit of Inland in connection with the transactions contemplated hereunder), and Inland consummates the Closing.

ARTICLE 6

Additional Agreements

6.1                               Operations Pending Closing. Between the date of execution of this Agreement and the Closing, Columbia shall comply with all covenants, conditions,

restrictions, laws, statutes, rules and regulations and ordinances applicable to the Property, and shall own, manage and operate the Property in a manner consistent with past practices and shall use reasonable and prudent efforts to preserve for Inland the favorable relationships which Columbia has with tenants, suppliers, vendors and others having ongoing relationships with the Property. Columbia (a) may, at Columbia’s option, after prior notice to Inland, in the ordinary course and consistent with Columbia’s current practices, negotiate with prospective tenants, and (b) enter into Leases (on terms that Columbia believes, in its good faith business judgment, to be market terms), enforce Leases and perform landlord’s obligations under the Leases (other than with respect to Leases that have been or that are in the process of being terminated). Columbia shall not, without first obtaining written consent of Inland, which consent shall not be unreasonably withheld, conditions or delayed, enter into new Leases or modify the terms of or terminate any Leases. In addition, Columbia shall promptly notify Inland, in writing, of (i) any default beyond applicable grace periods committed by any tenants (other than defaults in the payment of rent, adjustments for which will be made at Closing); and (ii) any written notices received from any tenants regarding Columbia’s defaults or any tenant’s intention to terminate its lease.

6.2                               Mutual Cooperation. Columbia and Inland agree to cooperate fully with one another in connection with the transactions contemplated herein during the Due Diligence Period. In furtherance of the foregoing, Columbia agrees to (a) to provide contact information to Inland with respect to persons who prepared previous surveys, environmental assessments and appraisals, if any, with respect to the Property, (b) to execute all documents (at no cost to Columbia) to effectuate the transfer to Inland of any Warranties and (c) to use its commercially reasonable efforts (which for purposes of this Section 6.2 shall not require Columbia to incur unreasonable costs) to obtain the REA Estoppels.

Article 7

Risk of Loss

7.1                               Casualty.

(a)            If, at or prior to Closing, any damage, destruction or casualty shall have occurred as to which a tenant (i) has the responsibility to repair and restore the Property under its respective Lease and (ii) has no right of rent abatement or offset, in full or in part as a result of such casualty, the parties shall proceed to Closing in accordance with the terms of this Agreement without any reduction in the Contribution Value.

(b)           (i) If, at or prior to Closing, any other damage, destruction or casualty, of any Property, occurs, which damage, destruction or casualty creates loss valued at ten (10%) percent or less of the Contribution Value, then this Agreement shall continue in full force and effect and Columbia shall give written notice of such event to Inland (which notice will include a description of the nature, extent and estimated amount of damage or loss suffered by the Property in connection with such casualty), in which event the parties shall proceed to Closing in accordance with the terms of this Agreement without any reduction in the Contribution Value, and Columbia shall (A) assign to Inland at Closing all of its rights to and interest in all proceeds of casualty insurance and business interruption and rent loss insurance relating to the period from and after the date of Closing payable on account of such casualty, (B) pay to Inland at Closing an amount equal to the full amount of the deductible applicable under such insurance policies, by way of a credit against the Contribution Value equal to the deductible unless tenants are responsible for the deductible in CAM. Columbia shall cooperate reasonably with Inland before and after Closing to file and process an insurance claim for all insured loss arising out of such casualty. Columbia shall not settle or adjust any such insurance claim without Inland’s prior written consent. Columbia shall have no obligation to repair or restore any Property other than necessary measures as may be necessary to secure any such Property from natural elements, vandalism or further deterioration.

(ii)                                  If, at or prior to Closing, any other damage, destruction or casualty, of the Property, occurs which damage, destruction or casualty creates a loss valued in excess of ten (10%) percent of the Contribution Value allocated to such Property, then Columbia shall notify Inland in writing (hereinafter referred to as a “Columbia Casualty Notice”), which Columbia Casualty Notice will include a description of the nature, extent and estimated amount of damage or loss suffered by the affected Property in connection with such casualty. Within ten (10) days after receipt of the Columbia Casualty Notice, Inland shall notify Columbia, in writing, as to whether (A) Inland will elect to proceed to Closing or (B) Inland will elect to terminate this Agreement. If Inland does not make such written election within the time period specified above, Inland will be deemed to have made the election set forth in clause (A).

(iii)                               If Inland makes (or is deemed to have made) the election set forth clause (A) of Section 7.1(b)(ii) above, then this Agreement shall continue in full force and effect and the parties shall proceed to Closing in accordance with the terms of this Agreement without any reduction in the Contribution Value, and the Columbia shall (A) assign to Inland at Closing all of its rights to and interest in all proceeds of casualty insurance and business interruption and rent loss insurance relating to the period from and after the date of Closing payable on account of such casualty and (B) pay to Inland at Closing an amount equal to the full amount of the deductible applicable under such insurance policies, by way of a credit against the Contribution Value equal to the deductible, Columbia shall cooperate reasonably with Inland before and after Closing to file and process an insurance claim for all insured loss arising out of such casualty. Columbia shall not settle or adjust any such insurance claim without Inland’s prior written consent. The Columbia shall have no obligation to repair or restore any Property other than necessary measures as may be necessary to secure any such Property from natural elements, vandalism or further deterioration.

7.2                               Condemnation. If, at or prior to the time of Closing, all or any portion of any Property shall be condemned or taken pursuant to any governmental or other power of eminent domain, any written notice of taking or condemnation with respect to all or any portion of a Property is issued, or any proceedings are instituted by any governmental authority having the power of eminent domain to take all or any portion of such Property, then (a) Columbia shall notify Inland in writing of such action, (b) Inland shall proceed to closing with a reduction in the Contribution Value equal to any condemnation award previously paid to Columbia, (c) Columbia shall assign to Inland at the time of Closing all of such Columbia’s right to any unpaid condemnation awards and (d) Columbia shall convey the entire Property (or remainder thereof) to Inland.

ARTICLE 8

Remedies Upon Default

8.1                              Time of Essence. If full performance of this Agreement is not completed by the Closing Date, either party shall have the right after such date to declare time to be of the essence of this Agreement by giving notice of such election to the other party. Such notice shall contain a declaration that time is of the essence and shall fix the time, date and place of final settlement, which date may not be sooner than twenty (20) days nor later than thirty (30) days following the effective date of giving such notice.

8.2                              Default by Inland. In the event the sale of the Property as contemplated hereunder is not consummated due to Inland’s default hereunder, Columbia shall be entitled, as its sole remedy, to terminate this Agreement and receive the Deposit as liquidated damages, and not as a penalty, for the breach of this Agreement (which shall operate to terminate this Agreement and release Inland and Columbia from any and all liability hereunder other than with respect to those representations, warranties and/or indemnities which survive termination of this Agreement), it being agreed between the parties hereto that the actual damages to Columbia in the event of such breach are difficult, if not impossible, to determine and the Deposit and any accrued interest thereon, is a reasonable estimate thereof.  Columbia expressly waives its right to seek compensatory or consequential damages in the event of Inland’s default hereunder.

8.3                              Default by Columbia.  In the event the sale of the Property as contemplated hereunder is not consummated due to a default by all Columbia hereunder, Inland shall be entitled, at its election, as its sole remedy, (a) to waive such default and close title in accordance with the terms of this Agreement without any reduction of the Contribution Value, (b) to receive the return of the Deposit which shall operate to terminate this Agreement and release Inland and Columbia from any and all liability hereunder (other than with respect to those representations, warranties and/or indemnities which survive termination of this Agreement), or (c) to enforce specific performance of the Columbia’s obligations to convey the Property to Inland in accordance with the terms of this Agreement, including a claim for reasonable attorney’s fees and costs of suit.

ARTICLE 9

Agents and Commission

9.1                               Brokers. With respect to the transaction contemplated by this Agreement, Columbia and Inland represent to the other party that neither party has engaged a broker in regard to this transaction. In the event that any claim for commission or finder’s fee is brought by any person or entity as a consequence of the transaction contemplated hereby and as a result of any action or omission of Columbia or Inland, then Columbia or Inland, as the case may be, shall hold harmless the other party against any loss, cost or expense of any nature, including, but not limited to, court costs and reasonable attorney’s fees arising as a consequence of the claim for the commission or fee. The terms of this Section 9.1 shall survive the Closing or termination of this Agreement.

ARTICLE 10

Miscellaneous

10.1        Notices. Every notice or other communication required or contemplated by this Agreement by any party shall be in writing and shall be delivered by (i) personal delivery, (ii) internationally recognized express courier, such as Federal Express, UPS or DHL or (iii) facsimile with a confirmation copy sent simultaneously in the manner contemplated by clauses (i) or (ii) of this Section 10.1, in each case addressed to the party for whom intended at the following address:

(i)	If to Inland:	Inland American
Hyde Park Member, L.L.C.
2901 Butterfield Road
Oak Brook, Illinois 60523
Attn: G. Joseph Cosenza,
Authorized Agent
Fax No.: 630-218-4935

(ii)	With a copy to:	Inland Real Estate Group, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60523
Attn: Robert Baum, General Counsel
Fax No.: 630-218-4900 and 630-571-2360

(iii)	If to Columbia:	Columbia-Hyde Group, L.L.C.
1720 Post Road
Fairfield, Connecticut 06824
Attn: Arthur W. Hooper, Jr.
Fax No.: 203-256-4019

(iv)	If to the
	Escrow Agent:	Chicago Title Insurance Company
171 N. Clark Street
Chicago, IL 60601
Attn: Nancy Castro
Fax No.: 312-223-2108

or at such other address as the intended recipient previously shall have designated by written notice to the other parties. Notice by registered or certified mail shall be effective on the date it is officially recorded as delivered to the intended recipient by return receipt or equivalent, and in the absence of such record of delivery, the effective date shall be presumed to have been the third (3rd) business day after it was deposited in the mail. All notices and other communications required or contemplated by this Agreement to be delivered in person or sent by courier shall be deemed to have been delivered to and received by the addressee and shall be effective on the date of personal delivery; notices delivered by facsimile with simultaneous confirmation copy by registered or certified or equivalent mail or courier shall be deemed delivered to and received by the addressee and effective on the date sent. Notice not given in writing shall be effective only if acknowledged in writing by a duly authorized representative of the party to whom it was given.

10.2                       No Recording. Neither Columbia nor Inland shall cause or permit this Agreement nor any memorandum hereof to be filed of record in any office or place of public record and if Inland or Columbia shall fail to comply with the terms hereof by recording or attempting to record the same, such act shall not operate to bind or cloud title to the Property. If either party or counsel acting for either party shall cause or permit this Agreement, a copy hereof, or a memorandum hereof to be filed in an office of place of public record, the other party, at its option, may treat such act as a default under this Agreement.

10.3                       No Agency. This Agreement shall not constitute an appointment of any of the parties hereto as the legal representative or agent of any other party hereto nor shall any party hereto have any right or authority to assume, create or incur in any manner any obligation or other liability of any kind, express or implied, against, or in the name or on behalf of, the other party hereto.

10.4                       Severability. In the event any provision of this Agreement shall be determined to be invalid or unenforceable under applicable law, all other provisions of this Agreement shall continue in full force and effect unless such invalidity or unenforceability causes substantial deviation from the underlying intent of the parties expressed in this Agreement or unless the invalid or unenforceable provisions comprise an integral part of, or in inseparable from, the remainder of this Agreement. If this Agreement continues in full force and effect as provided above, the parties shall replace the invalid provision with a valid provision which corresponds as far as possible to the spirit and purpose of the invalid provision.

10.5                       Assignment and Succession. Except as expressly permitted herein, no party may assign or otherwise transfer any rights, interests or obligations under this Agreement (excluding an assignment resulting by operation of law as a result of the merger or consolidation of any such party) without the prior written consent of the other party, which consent may be withheld in the sole and absolute discretion of such party for any reason whatsoever or for no reason. This Agreement shall inure to the benefit of the parties hereto and to their respective permitted successors and assigns. Notwithstanding the foregoing, within ten (10) days prior to Closing, Inland shall have the right to notify Columbia of the names of its nominee entity taking title to the Property.

10.6                     Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Agreement or consent to any departure by any party therefrom, shall in any event be effective without the written concurrence of the other party hereto. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given. No notice to or demand on any party in any case shall entitle any other party to any other or further notice or demand in similar or other circumstances.

10.7                     Further Assurances. Each of the parties hereto agrees that, from and after the Closing, upon the reasonable request of the other party hereto and without further consideration, such party will execute and deliver to such other party such documents and further assurances and will take such other actions (without cost to such party) as such other party may reasonably request in order to carry out the purpose and intention of this Agreement including but not limited to the effective consummation of the transactions contemplated under the provisions of this Agreement. The provisions of this Section 10.7 shall survive Closing.

10.8                     Absence of Third-Party Beneficiaries. No provisions of this Agreement, express or implied, are intended or shall be construed to confer upon or give to any person or entity other than the parties hereto, any rights, remedies or other benefits under or by reason of this Agreement unless specifically provided otherwise herein, and except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement.

10.9                     Governing Law; Jurisdiction. The validity, construction, performance and enforceability of this Agreement shall be governed in all respects by the laws of the State of New York, without reference to the choice-of-law principles thereof. Inland and Columbia agree to submit to personal jurisdiction in the state of New York in any action or proceeding arising out of this Agreement. In furtherance of such agreement, the parties hereto agree and consent that without limiting other methods of obtaining jurisdiction, personal jurisdiction over the each party in any such action or proceeding may be obtained within or without the jurisdiction of any court located in NewYork and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon the party by registered or certified mail to, or by personal service at, the respective addresses listed in Section 10.1 herein (or as otherwise established by notice to the other party), whether such address may be within or without the jurisdiction of any such court. The parties hereto further agree that the venue of any litigation arising in connection with this Agreement or in respect of any of the obligations of the parties hereto under this Agreement, shall, to the extent permitted by law, be in Fairfield County, Connecticut.

10.10                 Interpretation. This Agreement, including any exhibits, schedules and amendments, has been negotiated at arm’s length and between persons sophisticated and knowledgeable in the matters dealt with in this Agreement. Each party has been represented by experienced and knowledgeable legal counsel. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purposes of the parties and this Agreement.

10.11              Entire Agreement. The terms of this Agreement and the other writings referred to herein (including but not limited to all schedules, exhibits, addenda, and related agreements) and delivered by the parties hereto are intended by the parties to be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement, together with the exhibits and schedules hereto shall constitute the complete and exclusive statement of its terms and shall supersede any prior agreement with respect to the subject matter hereof.

10.12              Counterparts. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

10.13              Expenses. Each of the parties agrees to pay its own expenses in connection with the transactions contemplated by this Agreement, including without limitation legal, consulting, accounting and investment banking fees, whether or not such transactions are consummated.

10.14              Consents. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

10.15              Headings. The article and section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

10.16              Waiver of Trial by Jury.  EACH PARTY HEREBY WAIVES, IRREVOCABLY AND UNCONDITIONALLY, TRIAL BY JURY IN ANY ACTION BROUGHT ON, UNDER OR BY VIRTUE OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY OF THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH, THE PROPERTY, OR ANY CLAIMS, DEFENSES, RIGHTS OR SET-OFF OR OTHER ACTIONS PERTAINING HERETO OR TO ANY OF THE FOREGOING.

10.17                  Confidentiality.

(a)                               Inland shall use is best efforts, and cause its attorneys, representatives and consultants (hereinafter collectively referred to as the “Inland Parties”) to use their best efforts, to use all information, documents, surveys, leases and other materials provided to them by the Columbia hereunder (hereinafter collectively referred to as the “Due

Diligence Materials”) exclusively for the purpose of evaluating the merits of a possible purchase of the Property as contemplated by this Agreement and not for any other purpose whatsoever. Inland further agrees, except as may be required by applicable law, that it will not disclose any Due Diligence Materials or use them to the detriment of any Columbia.

(b)                               In the event this Agreement is terminated prior to the consummation of the purchase and sale contemplated hereunder, all Due Diligence Materials and all copies thereof will be returned to Columbia promptly. All analyses, compilation, studies or other documents prepared by or for Inland and reflecting any Due Diligence Material or otherwise based thereon will be (at Inland’s option) either (i) destroyed or (ii) retained by Inland in accordance with the confidentiality restrictions set forth in this Section 10.17.

(c)                                Inland acknowledges that the Due Diligence Materials are proprietary in nature and that Columbia would suffer significant and irreparable harm in the event of the misuse or disclosure of the Due Diligence Materials. Without affecting any other rights or remedies that either party may have, Inland acknowledges and agrees that Columbia shall be entitled to seek the remedies of injunction, specific performance and other equitable relief for any breach or threatened breach of the provisions of this Agreement relating to confidentiality by any Inland Party.

(d)                               Inland hereby indemnifies and holds harmless Columbia from and against all loss, liability, claim, damage and expense arising out of any breach of this Section 10.17 by Inland or by any Inland Party.

(e)                                Prior to Closing neither party shall issue any press release or public statement with respect to the transactions contemplated by this Agreement without the prior consent of the other party, except to the extent such release or statement is required by law or the regulations of the Securities and Exchange Commission or the New York Stock Exchange, and (ii) after Closing, any such release or statement issued by Columbia or Inland shall be subject to the review and approval of the other respective party (which approval shall not be unreasonably withheld). If Columbia or Inland is required by law to issue a release or statement, such party shall, at least two (2) Business Days prior to the issuance of same, deliver a copy of the proposed release to the other party for its review.

(f)                                      This Section 10.17 shall survive Closing and any termination of this Agreement.

10.18                 Drafts not an Offer to Enter into a Legally Binding Contract. The submission of a draft, or a marked up draft, of this Agreement by one party to another is not intended by either party to be an offer to enter into a legally binding contract with respect to the purchase and sale of the Property. The parties shall be legally bound with respect to the purchase and sale of the Property pursuant to the terms of this Agreement only if and when the parties have been able to negotiate all of the terms and provisions of this Agreement in a matter acceptable to each of the parties in their respective sole discretion, including, without limitation, all of the Exhibits hereto, and Columbia and Inland have fully executed and delivered to each other a counterpart of this Agreement, including, without limitation, all Exhibits hereto.

10.19            Exculpation.  This Agreement and all documents, agreement, understandings, and arrangements relating to this transaction have been executed by the undersigned in his capacity as Manager of Columbia-Hyde Group, L.L.C., authorized signatory for Columbia-Hyde Group, L.L.C., and neither the officer executing this Agreement nor the members, managers or officers of the Columbia shall be bound or have any personal liability hereunder. Neither Columbia, on the one hand, or Inland, on the other hand, will seek recourse or commence any action against the officer of the other executing this Agreement or any of the members, managers or officers of the other, or any of their personal assets, for the performance or payment of any obligation hereunder or thereunder. The foregoing shall also apply to any future documents, agreement, understandings, arrangements and transactions between or among the parties.

10.20            Intentionally Deleted.

10.21            Business Day. As used herein, the term Business day means any day other than a Saturday, Sunday and any other day which is a legal holiday in the State of Connecticut on which offices of the State of Connecticut are routinely scheduled to be closed.

IN WITNESS WHEREOF, the parties hereto have set executed or caused their duly authorized representatives to execute this Agreement of Contribution as of the day and year first written above.

SIGNATURE PAGE FOLLOWS

COLUMBIA:

COLUMBIA-HYDE GROUP, L.L.C., a New York limited liability company

By: BVS Hyde, LLC

By:	/s/ John S. Brett
Name:	John S. Brett
Managing Member

INLAND:

Inland American Hyde Park Member, L.L.C., a Delaware limited liability company, sole member

By: Inland American Hyde Park Member II, L.L.C., a Delaware limited liability company, managing member

By: Inland American Real Estate Trust, Inc., a Maryland corporation, member

By:
G. Joseph Cosenza,
Authorized Agent

The undersigned hereby joins in this Agreement solely in its capacity as Escrow Agent and solely to evidence its agreement to be bound by the terms of Sections 1.2(b) and (d) hereof and acknowledge receipt of the $400,000.00 Good Faith Deposit.

Chicago Title Insurance Company

By:
Nancy Castro, Senior Escrow Officer
and Assistant Vice President

EXHIBIT “A”

TO

TO AGREEMENT OF CONTRIBUTION

DATED AS OF November 28, 2005

Attached

EXHIBIT “B”

TO AGREEMENT OF CONTRIBUTION

DATED AS OF November 28, 2005

LIST OF TENANTS/LEASES

Attached

EXHIBIT “C”

TO AGREEMENT OF CONTRIBUTION

DATED AS OF November 28, 2005

DUE DILIGENCE CHECKLIST

DUE DILIGENCE CHECKLIST

The following information is to be provided for management review

2. NAME OF PROPERTY:

Comments

A. FINANCIAL INFORMATION

1.	Leases
	a.	Copies of all leases, amendments and any guarantees
We need within three (3) days after acceptance of agreement.
	b.	Copies of any REA, OEA, easements and encumbrances
We need within three (3) days after acceptance of agreement.
	c.	Standard Lease Form
2.	Rent Roll
	a.	Current Rent Roll
We need within three (3) days after acceptance of agreement.
	b.	Rent Roll as of December 31 of previous year
	c.	Rent Information for any tenant who occupied a space during previous year, including vacated tenants as of December 31 of previous year
	d.	Future rent information for any tenant to occupy a space in the current year whose lease was signed and finalized as of December 31 of the previous year
	e.	Schedule of rents for free rent and stopped rent periods
3.	Copies of Commencement Letters to Tenants
4.	Latest leasing status report
5.	Summary of recent lease transactions including rate and tenant improvement allowances
6.	Percentage Rent
	a.	List of current tenants on percentage rent only or percentage rent in lieu basis
	b.	Summary of percentage rents for the year ended December 31 of previous year and related support
7.	List of specialty license agreements
8.	Operating Statements
	a.	Prior five full years income/operating statements ending December 31
	b.	Year-to-date income/operating statement
	c.	Balance sheet as of December 31 of previous year
	d.	Current year/full year operating budgets
	e.	Following year budget
9.	General Ledger
	a.	General ledger detail for income statement accounts for the previous year ending December 31
	b.	Year-to-date general ledger statement
10.	Copies of bills for:
	a.	Real estate taxes (last three years)
	b.	Insurance
1) Liability

2. NAME OF PROPERTY:

Comments
2) Property
11.	Tenant Reconciliations
	a.	Copies of reconciliations for CAM/taxes/insurance for year ended December 31 of previous year for all tenants including vacated Tenants
	b.	Statement of current monthly amounts paid by tenants for CAM/tax/insurance plus a year-to-date balance of amounts paid by each tenant (Tenant Ledger)

A. FINANCIAL INFORMATION (continued)

12.	Information related to any recent CAM or TAX Audits, including copies of reports
13.	Leakage report of reimbursable expenses by tenant
14.	Base rent collected in previous five calendar year period by tenant (see pg.3)
15.	Physical occupancy for the last five calendar years prior to purchase
16.	Receivables status/aging report
17.	Tenant sales reports for last three years (absolutely required for tenants who have kick-outs for sales or who paid percentage rent)
18.	Tenant financial statements
19.	Lease expirations - next three years
	a.	Status of expirations, with kick-outs, with respect to renewal possibilities
20.	Description and breakdown of Promotional Income and Marketing Fund
21.	Leasing Plan

B. EXPENSE INFORMATION

1.	Twelve months of consecutive utility bills
	a.	Water
	b.	Gas
	c.	Electric
	d.	Telephone and dedicated lines
2.	Copies of all service agreements, contracts or any leases that encumber the property
	a.	Fire/sprinkler/burglar alarms
	b.	Antenna cable/satellite dish
	c.	Cleaning
	d.	Exterminating
	e.	Landscaping
	f.	Scavenger
	g.	Security service
	h.	Snow removal
	i.	Towing
	j.	Union contracts
	k.	Elevator
	l.	Uniform rental
	m.	Water softeners

	n.	Leasing
	o.	Management Agreement
	p.	Advertising
	q.	Tax reduction legal fees
	r.	Any other service contracts or leases not cancelable in 90 days
3.	Copies of one month’s invoices for recurring contractual operating expenses
(contractual, landscaping, sweeping, etc.)
4.	Copies of invoices for various significant expense items (repairs, maintenance, contractual)
5.	Details of legal fees + any legal matters related to the property and/or tenants
6.	Capital improvements
	a.	Capital improvements over the last 36 months
	b.	Five-year capital expenditure forecast
	c.	Assignable warranties (Other than Roof)

C. ENVIRONMENTAL REPORTS

1.	Phase I (existing)
2.	Phase I (new)
3.	Other

D. STAFFING

1.	Itemized by position and salary
E. SITE INSPECTIONS
1.	Inspection report
2.	Photos
F. MISCELLANEOUS
1.	Code violations
	a.	Current and outstanding
	b.	Last 24 months, with compliance
	c.	Contact municipalities as to other problems
2.	Copies of all Warranties
	a.	Roof
	b.	Construction
3.	Current tenant contact list
4.	Certificates of insurance for each tenant
5.	Current insurance policies (building and common area)
	a.	Property
	b.	Liability
	c.	Umbrella
	d.	Elevation Certificates for Flood Insurance
6.	Appraisal
	a.	Existing Third Party Appraisal
	b.	New Appraisal
7.	Marketing/leasing brochures
8.	Survey

9.	Site plan
10.	Building photographs and aerials
11.	Certificates of Occupancy
12.	Zoning Letter
13.	Building Plans and Specifications
14.	Estoppels

* A.    13

	Occupancy Rate	Effective
Year Ending	as of	Annual Rental PS
December 31	December 31	as of December 3

2003	100%	$16.71
2002	100%	$16.71
2001	100%	$15.71
2000	100%	$15.71
1999	n/a	n/a

EXHIBIT “D”

TO AGREEMENT OF CONTRIBUTION

DATED AS OF November 28, 2005

Mortgage of Record from Columbia-Hyde Group, L.L.C. to Merrill Lynch Mortgage Funding, Inc. dated September 24, 2001 recorded in the land records of Dutchess County, New York.

EXHIBIT “E”

TO AGREEMENT OF CONTRIBUTION

DATED AS OF November 28, 2005

FORM OF ASSIGNMENT OF LEASES

(Attached)

ASSIGNMENT AND ASSUMPTION OF TENANT LEASES

THIS ASSIGNMENT AND ASSUMPTION OF TENANT LEASES (hereinafter referred to as the “Assignment”), dated as of this           day of, 2005, between Columbia Hyde Group, a New York limited liability company, having an address at 1720 Post Road, Fairfield, CT 06824 (hereinafter referred to as “Assignor”) and Inland American Hyde Park, L.L.C., a Delaware limited liability company, having an address at 2901 Butterfield Road, Oak Brook, Illinois 60523 (hereinafter referred to as “Assignee”).

W I T N E S S E T H

WHEREAS, pursuant to a certain Agreement of Contribution dated as of November 28, 2005 (hereinafter referred to as the “Agreement of Contribution”), Assignor has agreed to sell to Assignee, upon the terms, provisions and conditions set forth therein certain property (hereinafter referred to as the “Property” located in Beekman, New York on land described on Exhibit “A” attached to and made a part of this Assignment, all as more particularly described in the Agreement of Contribution; and

WHEREAS, in connection with the contribution of the Property, Assignor desires to assign to Assignee all tenant leases affecting the Property and Assignee desires to accept said assignment and assume the obligations of Assignor under said leases upon the terms, covenants and conditions set forth in this instrument; and

NOW, THEREFORE, in consideration of the Contribution Value paid by Assignee to Assignor for the Property, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee covenant and agree as follows:

1.                                      Assignment. Assignor hereby assigns, transfers and sets over unto Assignee all of Assignor’s right, title and interest as lessor in and to (a) the leases set forth on Exhibit “B” attached to and made a part of this Assignment and any other lease, license or right of occupancy affecting the Property, together with all amendments, extensions, renewals and other modifications thereto (hereinafter referred to as the “Tenant Leases”), (b) any and all rights of Assignor as lessor under the Tenant Leases to collect rents, additional rents, escrow or security deposits, fees, income, charges, and profits now or hereafter arising thereunder, and (c) any guarantees of any Tenant Leases, to have and hold the same unto Assignee, its successors and assigns.

2.                                     Right to Assign.  Assignor represents and warrants that Assignor has title to and full right to assign the Tenant Leases, and any and all rents, income and profits and claims arising thereunder, and any guarantees of any Tenant Leases.

3.                                        Assumption.   Assignee accepts said assignment and assumes all obligations as lessor under the Tenant Leases.

4.                                        Indemnification by Assignor.   Assignor shall indemnify, defend and hold Assignee harmless from and against any claim, demand, cause of action, charge, judgment, damage, liability, cost or expense (including, without limitation, reasonable attorneys’ fees and legal costs) arising out of the Tenant Leases in connection with events occurring prior to the date of this Assignment.

5.                                        Indemnification by Assignee.   Assignee shall indemnify, defend and hold Assignor harmless from and against any claim, demand, cause of action, charge, judgment, damage liability, cost or expense (including, without limitation, reasonable attorneys’ fees and legal costs) arising out of the Tenant Leases in connection with events occurring on or after the date of this Assignment.

6.                                        Binding Effect. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective heirs,   personal representatives, successors and assigns.

7.                                     Limited Power of Attorney.  Assignor hereby appoints Assignee its attorney-in-fact for the limited purpose of receiving and endorsing any checks or other payments of rent, income or profits tendered to Assignee pursuant to the terms of the Leases or guarantees if any checks are made payable to the order of Assignor. Assignor ratifies any such endorsement made pursuant to this limited power of attorney.   This limited power of attorney is coupled with an interest and is irrevocable.

8.                                     Governing Law.  This Assignment shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, intending to be legally bound, the parties have caused this instrument to be executed by their duly authorized officers on the day and year first above written.

ASSIGNOR:

Columbia Hyde Group, LLC,
a New York limited liability company

By: BVS Hyde, LLC

By:
Name:
Managing Member

ASSIGNEE:

INLAND AMERICAN HYDE PARK, L.L.C.,
a Delaware limited liability company

By: INLAND AMERICAN HYDE PARK MEMBER, L.L.C., a Delaware limited liability company, sole member

By: INLAND AMERICAN HYDE PARK MEMBER II, L.L.C., a Delaware limited liability company, managing member

By: INLAND AMERICAN REAL ESTATE TRUST, INC., a Maryland corporation, member

By:
G. Joseph Cosenza, Authorized Agent

EXHIBIT “F”

TO AGREEMENT OF CONTRIBUTION

DATED AS OF November 28, 2005

FORM OF TENANT ESTOPPEL

Attached

To:	Inland Real Estate Acquisitions, Inc., and
Inland American Hyde Park, L.L.C., and
its lenders, successors and assigns
Attention: Sharon Anderson-Cox (collectively, “Inland”)

Re:            Lease Agreement dated                            (“Lease”), between [Columbia] as “Landlord”, and                                                     , as “Tenant”, guaranteed by                                        . (“Guarantor”) for leased premises known as                            (the “Premises”) of the property commonly known as                            (the “Property”).

1.                  Tenant hereby certifies that the following represents with respect to the Lease are accurate and complete as of the date hereof.

a.                    Dates of all amendments, letter
agreements, modifications and waivers
related to the Lease

b.                   Commencement Date

c.                    Expiration Date

d.                   Current Annual Base Rent

e.                    Fixed Rent Increases

f.                      Square Footage of Premises

g.                   Security Deposit Paid to Landlord

h.                   Termination Options

2.                    Tenant further certifies to Purchaser that:

a.                    the Lease is presently in full force and effect and represents the entire agreement between Tenant and Landlord with respect to the Premises;

b.                   the Lease has not been assigned and the Premises have not been sublet by Tenant;

c.                    Tenant has accepted and is occupying the Premises, all construction required by the Lease has been completed and any payments, credits or abatements required to be given by Landlord to Tenant have been given;

d.                   Tenant is open for business or is operating its business at the Premises;

e.                    no installment of rent or other charges under the Lease other than current monthly rent has been paid more than 30 days in advance and Tenant is not in arrears on any rental payment or other charges;

f.                      Landlord has no obligation to segregate the security deposit or to pay interest thereon;

g.                   Landlord is not in default under the Lease and no event has occurred which, with the giving of notice or passage of time, or both, could result in a default by Landlord;

h.                   Tenant has no existing defenses, offsets, liens, claims or credits against the payment obligations under the Lease;

i.                       Tenant has not been granted any options or rights to terminate the Lease earlier than the Expiration Date (except as stated in paragraph l(i));

j.                       Tenant has not been granted any options or rights of first refusal to purchase the Premises or the Property;

k.                    Tenant has not received notice of violation of any federal, state, county or municipal laws, regulations, ordinances, orders or directives relating to the use or condition of the Premises or the Property;

l.                       no hazardous wastes or toxic substances, as defined by all applicable federal, state or local statutes, rules or regulations have been disposed, stored or treated on or about the Premises or the Property by Tenant;

m.                 Tenant has not received any notice of a prior sale, transfer, assignment, pledge or other hypothecation of the Premises or the Lease or of the rents provided for therein;

n.                   Tenant has not filed, and is not currently the subject of any filing, voluntary or involuntary, for bankruptcy or reorganization under any applicable bankruptcy or creditors rights laws;

o.                   Rent has been paid through                           .

3.                   This certification is made with the knowledge that Inland is about to acquire title to the Property and obtain financing which shall be secured by a deed of trust (or mortgage), security agreement and assignment of rents, leases and contracts upon the property. Tenant acknowledges that Inland’s interest in the Lease (as landlord) will be assigned to a lender as security for the loan. All rent payments under the Lease shall continue to be paid to landlord in accordance with the terms of the Lease until Tenant is notified otherwise in writing by Inland’s lender or its successors and assigns. In the event that a lender succeeds to landlord’s interest under the Lease, Tenant agrees to attorn to the lender at lender’s request, so long as the lender agrees that unless Tenant is in default under the Lease, the Lease will remain in full force and effect. Tenant further acknowledges and agrees that Inland (including its lender), their respective successors and assigns shall have the right to rely on the information contained in this Certificate. The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of Tenant.

[ ]

By:

Its:
Date: ,2005

GUARANTOR ESTOPPEL CERTIFICATE

Date:                    , 2005

To:  To: Inland Real Estate Acquisitions, Inc., and
Inland American Hyde Park, L.L.C., and
Its lenders, successors and assigns
Attention: Sharon Anderson-Cox (collectively, “Inland”)

Re: Guaranty Agreement dated                              (“Guaranty of Lease”) pertaining to that certain lease dated                                     between [Columbia] as Landlord and                                                   as Tenant for leased premises known as                                                    (the “Premises”) located at the property commonly known as                                 (the “Property”).

1.                    Guarantor certifies to Inland that: (a) the Guaranty of Lease has been properly executed by Guarantor and is presently in full force and effect without amendment or modification except as noted above; (b) Guarantor has no existing defenses, offsets, liens, claims or credits against the obligations under the Guaranty of Lease.

2.                    This certification is made with the knowledge that Inland is about to acquire title to the Property and a lender is about to provide Landlord with financing which shall be secured by a deed of trust (or mortgage), security agreement and assignment of rents, leases and contracts upon the Property. Guarantor further acknowledges and agrees that Inland and its lender and their respective successors and assigns shall have the right to rely on the information contained in this Certificate.

3.                    The undersigned is authorized to execute this Guarantor Estoppel Certificate on behalf of Guarantor.

[ ]

By:

i

EXHIBIT “G”

TO AGREEMENT OF CONTRIBUTION

DATED AS OF November 28, 2005

FORM OF NOTICE TO TENANTS

Attached

[Columbia]

1720 Post Road

Fairfield, Connecticut 06430

203-256-4000

203-256-4001 Facsimile

                 , 2005

[Name of Tenant and Address]

RE:                             Lease Agreement dated

By and between [Columbia], as Landlord,

and                                                      , as Tenant

Premises:                                    ,                            , New Jersey

Ladies and Gentlemen:

You are hereby informed that, effective as of [                              ] has conveyed title to                               located in                               , New Jersey (the “Property”), and has assigned its interest as Landlord under the lease between it and you covering certain space in the Property to [Inland] (“Inland”). You are hereby instructed to make all future payments of rent and other sums to                              , as manager for Inland.

Very truly yours,

[ ], Landlord

By:

cc:

EXHIBIT “H”

TO AGREEMENT OF CONTRIBUTION

DATED AS OF November 28, 2005

REA ESTOPPEL FORM

(if applicable)

The undersigned                              , a                     corporation (“                 ”), is a party to the                               (REA) recorded on                              ,                 in Book                , Page              of the Public Records of                County,           (the “REA”), between and among            ,                                     , a                      (“Developer”), and                              , a                     (corporation) (“            ”), with respect to the                                     Shopping Center in            ,            (the “Shopping Center”).                                        hereby states to Inland                                                       , L.L.C., having a notice address of 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Vice President (together with its lender, and successors and assigns, collectively referred to herein as “Inland”) as follows:

1.                                        The REA has not been amended and is in full force and effect.

2.                                        The REA is presently in full force and effect according to its terms.

3.                                                        has neither given nor received any notice of default with respect to the REA. To the best of                 ’s knowledge (whereby knowledge shall be limited to the party signing this REA Estoppel Agreement on behalf of                  ), neither                 nor any other party is in default under the REA.

4.                                       As provided under Section            of the                     REA,                     acknowledges and agrees that, upon the conveyance of title to the Shopping Center to Inland, Inland shall be entitled to all of the benefits, rights, privileges and burdens of the Developer under the REA.

5.                                       The gross leasable area of the                     store is                                     .

6.                                                            ‘s last contribution for common area maintenance costs and expenses was for the month of                     , 2005 in the amount of $                     .

This Statement does not (a) constitute a waiver of any rights          may have under the REA, or (b) modify, alter, or change any of the terms or conditions of the REA.

No officer or employee signing this Statement on behalf of          shall have any liability as a result of having given this statement.

The statements contained in this Statement are not affirmative representations, warranties, covenants or waivers, and                     shall not be liable to Developer, Inland or any third party on account of any information herein contained, notwithstanding the failure, for any reason, to disclose and/or correct relevant information. Notwithstanding the preceding sentence,                     shall be estopped from asserting any claim or defense against Inland to the extent such claim or assertion is based upon facts, now known to the person(s) signing below on behalf of                     , which are contrary to those contained herein, if Inland has acted in reasonable reliance upon such statements without knowledge of facts to the contrary.   This Statement is given solely for Inland’s information and may not be relied upon by anyone other than Inland.

or in connection with any transaction other than the transaction described above. Capitalized terms used in this Statement, unless otherwise defined, will have the meanings ascribed to such terms in the REA.

Dated as of                                                     , 2005.

a (corporation)

By:
As Its:

v

EXHIBIT “I”

TO AGREEMENT OF CONTRIBUTION

DATED AS OF November 28, 2005

INTENTIONALLY DELETED

Exhibit A

Summary of Third-Party Offer

Contribution Value:	$, .00

Initial Deposit (Upon execution of the purchase agreement):	$ non-refundable after expiration of due diligence period

Due Diligence Period:	Expires

Closing:

Transfer Taxes:	Paid by

Mortgage Assumption fees:	N/A

Survey:	Paid by

Escrow Agent:	Chicago Title Insurance Company

Conditions Precedent to Closing:	1	Receipt of an estoppel certificate from Stop & Shop.
	2	Receipt of waiver of the right of first opportunity from Stop & Shop
Status of Title:

Columbia shall assign and convey or cause to be assigned and conveyed to Inland or its assigns good marketable and insurable fee title to the Property free and clear of any and all mortgages, liens, encumbrances and easements, except:

1.1 Subject to the adjustment provided for in this Agreement, all taxes, water meter and water charges and sewer rents, accrued or unaccrued, fixed or not fixed, becoming due and payable after the Closing Date.

1.2 Zoning laws and building ordinances, resolutions, regulations and orders of all boards, bureaus, commissions and bodies of any municipal, county, state or federal government.

1.3 Covenants, restrictions and easements of record which are Permitted Encumbrances, provided same are not violated as of the date of Closing.

1.4 Minor variations between fences and record lines, if any, minor variations between record lines and tax lot lines; and minor encroachments of retaining walls, fences and hedges, as shown on a survey to be obtained by Inland, provided same do not render title unmarketable and do not and will not foreseeably interfere with the use of the Property or cause or constitute a default under any of the Leases or the Existing Mortgage.

___	1.5 the existing leases.

1.6 those items shown on existing title policy.

SCHEDULE 4.2(f)

Security Deposits

None

SCHEDULE 5.1 (j)

Leasing Commissions Due

None

x

SCHEDULE 6.5

Environmental Reports

1.                    Phase I Environmental site Assessment Report dated January, 2001 prepared by HRP Associates, Inc.

2.                    Environmental Site Assessment dated June 1987 prepared by HRP Associates, Inc., 105 Lake Hill Road, Burnt Hill, NY.

Exhibit J

Audit Letter

CURRENT DATE

KPMG LLP

KPMG Plaza

303 East Wacker Drive

Chicago, IL 60601

Ladies and Gentlemen:

We are writing you, as the owners of THE PROPERTY’S NAME (the “Property”) at your request, to confirm our understanding that your audit of the Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of THE PROPERTY’S NAME for the year ended December 31, 2004, was made for the purpose of expressing an opinion as to whether the Historical Summary presents fairly, in all material respects, the gross income and direct operating expenses in conformity with the cash or accrual basis of accounting. In connection with your audit, we confirm, to the best of our knowledge and belief, the following representations made to you during the audit:

1.                    We have made available to you:

a)              All financial records and related data requested by you.

b)             All minutes of the meetings of the board of directors, or summaries of actions of recent meetings for which minutes have not yet been prepared

2.                    There have been no:

a)              Instances of fraud involving any member of management or employees who have significant roles in internal control.

b)             Instances of fraud involving others that could have a material effect on the Historical Summary.

c)              Other instances of fraud perpetuated on or within the Property.

d)             Communications from regulatory agencies concerning non-compliance with, or deficiencies in, financial reporting practices that could have a material effect on the Historical Summary.

e)              Violations or possible violations of laws or regulations, the effects of which should be considered for disclosure in the Historical Summary or as a basis for recording the loss contingency.

3.                    There are no:

a)              Unasserted claims or assessments that out lawyer has advised us are probable of assertion and must be disclosed in accordance with the Statement of Financial Accounting Standards (SFAS) No 5, Accounting for Contingencies.

b)             Material liabilities or gain or loss contingencies (including oral and written guarantees) that are required to be accrued or disclosed by SFAS No. 5.

c)              Material transactions that have not been properly recorded in the accounting records underlying the Historical Summary.

d)             Events that have occurred subsequent to the balance sheet date and through the date of this latter that would require adjustment to or disclosure in the Historical Summary.

4.                    The property has complied with all aspects of the contractual agreements that would have a material effect on the Historical Summary in the event of noncompliance.

5.                    All income from operating leases is included as gross income in the Historical Summary. No other forms of revenue are included in the Historical Summary.

Further, we confirm that we are responsible for the fair presentation in the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004, in conformity with the cash or accrual basis of accounting.

Very Truly Yours,

NAME, Owner

NAME, Property Accountant

EXHIBIT K

JV OPERATING AGREEMENT